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                                                               EXHIBIT 2(k)(vii)

                         REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT is made and entered into as of this 30th day of August, 1995 and between NETTECH, INC., a North Carolina corporation maintaining its principal office in Wake County, North Carolina (the "Company"), and the undersigned investors in Series A Preferred Stock of the Company (individually, an "Investor" and collectively, the "Investors").

         WHEREAS, the Investors have purchased shares of the Company's Series A Preferred Stock, no par value per share (the "Series A Preferred Stock"); and

         WHEREAS, the Company and the Investors have agreed to provide the Investors with certain rights relating to the registration and sale of the capital stock of the Company, together with rights to certain reports of the Company; and

         NOW, THEREFORE, in consideration of the investments being made by the Investors and of the covenants and promises contained herein, the parties agree as follows:



                        ARTICLE 1 - REGISTRATION RIGHTS


         1.1 Definitions. For purposes of this Article 1, the following terms shall have the following respective meanings:

         (a) "Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute enacted hereafter, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         (b) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Act.

         (c) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act and the declaration or ordering of effectiveness of such registration statement by the Commission.

         (d) "Registrable Securities" shall mean (i) shares of Series A Preferred Stock which are owned by the undersigned Investors on the date of executing this Agreement, and (ii) shares of Series A Preferred Stock issued as a dividend or other distribution with respect to, or in exchange or in replacement of, any such Series A Preferred Stock (securities shall be deemed
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to be owned for this purpose if an agreement for their purchase has been executed). The term Registrable Securities shall also refer to any common stock into which the Series A Preferred Stock of an undersigned Investor has been converted.

         1.2 Piggyback Registration. Subject to Section 1.8 of this Agreement, if at any time the Company proposes to register any of its securities under the Act, either for its own account or for the account of others, in connection with the public offering of such securities solely for cash, on a registration form that would also allow the registration of Registrable Securities, the Company shall, each such time, promptly give each Investor written notice of such proposal. This provision shall not apply to a registration solely of securities issued or issuable in connection with any stock option plan or other employee benefit plan or in connection with a merger or acquisition. Upon receipt by the Company of the written request of any Investor given within ten (10) days after mailing of any such notice by the Company, the Company shall use its best efforts to cause to be included in such registration under the Act all the Registrable Securities that each such Investor has requested be registered.

         1.3 Obligations of the Company. Whenever required under this Agreement to use its best efforts to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

         (a) Prepare and file with the Commission a registration statement covering such Registrable Securities and use its best efforts to cause such registration statement to be declared effective by the Commission as expeditiously as possible and to keep such registration effective until the earlier of (i) the date when all Registrable Securities covered by the registration statement have been sold or (ii) 180 days from the effective date of the registration statement.

         (b) Prepare and file with the Commission such amendments and post-effective amendments to such registration statement as may be necessary to keep such registration statement effective during the period referred to in
Section 1.3(a) and to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement, and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the Act.

         (c) Furnish to the selling Investors such numbers of copies of such registration statement, each amendment thereto, the prospectus included in such registration statement (including each preliminary prospectus), and each supplement thereto as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.





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         (d)     Use its best efforts to register and qualify the Registrable
Securities under the securities laws of such jurisdictions in which the Company shall register securities to be sold by the Company pursuant to the same registration under the Act.

         (e) Promptly notify each selling Investor of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, at the request of any such Investor, the Company will prepare promptly a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.

         (f) Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement.

         (g) Enter into underwriting agreements and related agreements in customary form for a primary offering.

         (h) Make available for inspection by any selling Investor of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such selling Investor or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors, employees and independent accountants of the Company to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

     (i) Promptly notify the selling Investors of Registrable Securities and the underwriters, if any, of the following events and (if requested by any such person) confirm such notification in writing: (1) the filing of the prospectus or any prospectus supplement and the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement or any post-effective amendment thereto, the declaration of the effectiveness of such documents, (2) any requests by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information, (3) the issuance of any stop order suspending the effectiveness of the registration statement, and (4) the receipt by the Company of any notification with respect to the suspension





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of the qualification of the Registrable Securities for sale in any jurisdiction.

         (j) Whenever any provision of this Agreement requires the Company to furnish any information to the Investors or the agents or representatives of the Investors, the Company may require any such person or entity to execute and deliver a reasonable confidentiality agreement, agreement to refrain from trading or any other agreement necessary or prudent to protect the Company or its officers, directors and employees against insider trading liabilities and may restrict access to confidential trade secret information.

         1.4 Furnish Information. In the event of any registration by the Company (whether or not the Registrable Securities of any Investor are included therein), the Investors shall furnish to the Company such information regarding them, the Registrable Securities and other securities of the Company held by them, and the intended method of disposition of such Registrable Securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company. It shall be a condition precedent to the obligation of the Company to cause any registration pursuant to this Agreement to have become effective for the Investors to have exercised their rights of conversion with respect to any Registrable Securities proposed to be registered.

         1.5 Suspension of Disposition of Registrable Securities. Each selling Investor of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 1.3(e) or 1.3(i) (2),
(3) or (4) hereof, such Investor will forthwith discontinue disposition of Registrable Securities until such Investor's receipt of copies of a supplemented or amended prospectus contemplated by Section 1.3(e) hereof, or until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, or in the case of Section 1.3(i) (2), (3) or (4), until the Company notifies the Investor in writing that sales of Registrable Securities may continue. If so directed by the Company, such Investor will deliver to the Company (at the expense of the Company) all copies, other than permanent file copies then in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

         1.6      Expenses of Registration.

       The Investors shall bear the fees and disbursements of their own counsel and shall bear any additional registration and qualification fees and expenses (including underwriters'





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discounts and commissions), and any additional costs and disbursements of counsel for the Company that result solely from the inclusion of Registrable Securities held by the Investors in such registration, with such additional expenses of the registration being borne by all selling Investors pro rata on the basis of the total number of Registrable Securities so registered; provided, however, that if any such cost or expense is attributable solely to one selling Investor and does not constitute a normal cost or expense of a registration, such cost or expense shall be allocated solely to that selling Investor.

         1.7      Underwriting Requirements; Priorities.

         (a) The Company will have the right to select the investment banker(s) and manager(s) to administer any offering to which this Agreement is applicable. If a registration is an underwritten primary registration on behalf of the Company (without regard to registration rights arising hereunder or under any other agreement), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold at the desired price in such offering, the Company will include in such registration
(i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the Investors thereof on the basis of the number of Registrable Securities owned by them and (iii) third, other securities requested to be included in such registration, pro rata among the holders thereof on the basis of the number of shares requested to be registered. If a registration is an underwritten secondary registration on behalf of holders of securities of the Company, or a combined primary and secondary offering, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold at the desired price in such offering, the Company will include in such registration (i) first, securities the Company proposes to sell, (ii) second, the securities requested to be included therein by holders with contractual registration rights other than the Investors, pro rata among the holders of such securities on the basis of the number of shares requested to be included therein, (iii) third, the securities requested to be included therein by Investors of Registrable Securities, pro rata among the holders of such Registrable Securities on the basis of the number of shares requested to be included therein, and (iv) fourth, other securities requested to be included in such registration, including securities to be sold by holders without contractual registration rights.

         (b) No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's securities on the basis provided in any underwriting





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arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

         1.8      Limitation of the Company's Obligations.

         (a) The Company may, in its sole discretion, (i) not comply with this Agreement in the case of its initial public offering registered under the Act, and (ii) terminate this Agreement after sale or other transfer, whether by registration, under Rule 144 or otherwise, by the Investors of at least Fifty (50%) Percent of the aggregate number of Registrable Securities held by Investors at the time of the Company's initial public offering.

         (b) The Company shall not be obligated under this Agreement to register or include in any registration Registrable Securities that any Investor has requested to be registered if the Company shall furnish such Investor with a written opinion of counsel reasonably satisfactory to such Investor, that all Registrable Securities that such Investor holds may be publicly offered, sold and distributed without registration under the Act pursuant to Rule 144 promulgated by the Commission under the Act without restriction as to the amount of securities that can be sold.

         1.9 Lockup Agreement. For so long as the Investor has the right to have Registrable Securities included in any registration pursuant to this Agreement, the Investor agrees in connection with any registration of the Company's securities upon the request of the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, pledge, grant any option for the purchase of or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, during the seven days prior to and during the 180-day period beginning on the effective date of such registration as the Company or the underwriters may specify. This provision shall apply whether or not any Registrable Securities of the Investor are included in the offering.

         1.10 Transfer of Registration Rights. Provided that the Company is given written notice by the Investor at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being assigned, the registration rights under this Agreement may be transferred in whole or in part at any time to any transferee of Registrable Securities.





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         1.11    Indemnification and Contribution. In the event any Registrable
Securities are included in a registration statement under this Agreement:

         (a) To the full extent permitted by law, the Company will, and hereby does, indemnify and hold harmless each Investor whose Registrable Securities are included in a registration, each director, officer, partner, employee, or agent for such Investor, any underwriter (as defined in the Act) for such Investor, and each person, if any, who controls such Investor or underwriter within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act and applicable state securities laws insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein in light of the circumstances under which they were made or necessary to make the statements therein not misleading or arise out of any violation by the Company of any rule or regulation promulgated under the Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and will reimburse each such person or entity for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of any such Investor, underwriter or controlling person.

         (b) To the full extent permitted by law, each Investor whose Registrable Securities are included in a registration under this Agreement, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, and any underwriter for the Company (within the meaning of the Act), each other selling Investor and each person, if any, who





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controls such other selling Investor or underwriter within the meaning of the
Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, controlling person, selling Investor or underwriter may become subject, under the Act and applicable state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Investor expressly for use in connection with such registration; and each such Investor will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, selling Investor or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Investor (which consent shall not be unreasonably withheld).

         In no event shall the liability by reason of this contractual indemnity of any selling Investor of Registrable Securities hereunder be greater than the dollar amount of the proceeds received by such Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation. Any Investor required to indemnify the Company as provided above shall cease to have the right to participate in any other registration pursuant to this Agreement.

         1.12 Remedies. In addition to being entitled to exercise all rights provided in this Article as well as all rights granted by law, including recovery of damages, the Company and each Investor of Registrable Securities will be entitled to specific performance of its rights under this Agreement. The Company and each Investor agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees not to raise the defense in any action for specific performance that a remedy at law would be adequate.





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                           ARTICLE 2 -- MISCELLANEOUS


         2.1 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, by written consent of the Company and the Investors of at least seventy percent (70%) of the outstanding Registrable Securities.

         2.2 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         2.3 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         2.4 Notices. All notices required or permitted to be sent shall be sent to the addresses of the parties set forth on their respective signature pages, or to such other address as any party shall provide to the other parties in a notice sent in accordance with this Agreement. Any notice sent by registered or certified mail, return receipt requested, or by Federal Express, shall be deemed to have been received by the party to whom it was sent one day following the date it was sent. Any notice sent by any other means shall be deemed to have been received when it is actually received at the address provided above.

         2.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

         2.6 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         2.7 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject





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matter.  Nothing in this Agreement shall preclude the Company from entering into any other agreement having the same or different terms with any Investor or any third party with respect to registration rights or related matters.

         2.8 Parties Benefitted. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities.


                     [COUNTERPART SIGNATURE PAGES ATTACHED]







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                SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT


         IN WITNESS WHEREOF, the undersigned, through its duly authorized representative, has executed this Agreement under seal as of the date provided below:


                       NETTECH, INC.

                       By:_________________________________

                       Title:___________________

                       Date:_______________________________

                       Address: 4040 Barrett Drive
                                   Raleigh, N.C. 27609










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                SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT


         IN WITNESS WHEREOF, the undersigned Investors have executed this Agreement under seal as of the date provided below:



                                  SOUTHEAST INTERACTIVE TECHNOLOGY
                                    FUND I, LLC


                                  By:_________________________________(SEAL)
                                     David C. Blivin
                                     2200 W. Main Street
                                     Suite 900
                                     Durham, NC 27705



                                  ____________________________________(SEAL)
                                  John P. Huyett
                                  116 Redfern Drive
                                  Cary, NC 27511


                                  ____________________________________(SEAL)
                                  James P. Poitras
                                  228 Huntington Drive
                                  Chapel Hill, NC 27514


                                  ____________________________________(SEAL)
                                  Mort S. Neblett
                                  7617 Masonboro SD Rd.
                                  Wilmington, NC 28409


                                  ____________________________________(SEAL)
                                  John B. Abernethy
                                  1009 W. Lady Diana Court
                                  Apex, NC 27502


                                  ____________________________________(SEAL)
                                  Lee N. Palles
                                  8704 Cold Springs Road
                                  Raleigh, NC 27615


                                  ____________________________________(SEAL)
                                  Christopher T. Speh
                                  1205 Kintail Drive
                                  Raleigh, NC 27613






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                                  ____________________________________(SEAL)
                                  Joan R. Reese
                                  117 Galax Lane
                                  Durham, NC 27703


                                  ____________________________________(SEAL)
                                  Fred D. Hutchison
                                  3317 Old Saybrook Court
                                  Raleigh, NC 27612


                                  ____________________________________(SEAL)
                                  Kevin B. Hayes
                                  522 Marshall Way
                                  Durham, NC 27705-1831


                                  ____________________________________(SEAL)
                                  Thomas O. Price
                                  10809 Bexhill Drive
                                  Raleigh, NC 27606


                                  ____________________________________(SEAL)
                                  Edward W. Whitehorne
                                  4216 Green Level Rd., W
                                  Apex, NC 27502-9446


                                  ____________________________________(SEAL)
                                  Christopher C. Kupec
                                  c/o Moore & Van Allen
                                  100 N. Tryon Street
                                  Floor 47
                                  Charlotte, NC 28202


                                  ____________________________________(SEAL)
                                  J. Booth Kalmbach
                                  2119 Woodland Avenue
                                  Raleigh, NC 27608


                                  ____________________________________(SEAL)
                                  Chris Evans
                                  4319 Lambeth Drive
                                  Raleigh, NC 27609






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                                  ____________________________________(SEAL)
                                  William J. Cunningham
                                  Kathleen B. Cunningham
                                  as Joint Tenants with Right of Survivorship
                                  1031 Harvey Street
                                  Raleigh, NC 27608


                                  ____________________________________(SEAL)
                                  William J. Cunningham
                                  Kathleen B. Cunningham
                                  as Joint Tenants with Right of Survivorship
                                  1031 Harvey Street
                                  Raleigh, NC 27608


                                  ____________________________________(SEAL)
                                  E.L. Clark
                                  Post Office Box 809
                                  Chapel Hill, NC 27514-0809


                                  ____________________________________(SEAL)
                                  James H. Millis, Sr.
                                  Wachovia Capital Management
                                  Post Office Box 3099 (MC32121)
                                  Winston-Salem, NC 2150-2121






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